UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 19, 2014

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2014, Banner Bank, the wholly owned subsidiary of Banner Corporation entered into a Purchase and Assumption Agreement (“Agreement”) for the acquisition of deposits totaling approximately $226 million, loans totaling approximately $95 million, and related assets, from Sterling Savings Bank.  The acquisition includes a total of six branches.  Five of the branches are located in Coos County, Oregon and the sixth branch is located in Douglas County.  The purchase of the branches is subject to consummation of the previously announced merger between Sterling Financial Corporation, the parent of Sterling Savings Bank, and Umpqua Holdings Corporation, regulatory approval and the satisfaction of customary closing conditions and is expected to be completed in June 2014.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being furnished herewith:

Exhibit No.	Description
2.1
Purchase and Assumption Agreement between Sterling Savings Bank and Banner Bank dated February 19, 2014 (pursuant to Item 601(b)(2) of Regulation S-K the schedules and exhibits to this Agreement have been omitted from this filing).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: February 21, 2014	By: /s/ Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and Chief Financial Officer